UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Cole Credit Property Trust IV, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 18, 2013. All nominees standing for election as directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Christopher H. Cole	23,458,067.54	588,039.66
Lawrence S. Jones	23,451,220.10	594,887.10
J. Marc Myers	23,451,528.65	594,578.55
No broker non-votes were cast in the election of directors. No other proposals were submitted to a vote of the Company's stockholders at the 2013 Annual Meeting of Stockholders.

Item 8.01	Other Events
Distributions
The Company’s board of directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2013 and ending on September 30, 2013. The payment date for each of the daily distributions of the period commencing on July 1, 2013 and ending on July 31, 2013 will be in August 2013. The payment date for each of the daily distributions of the period commencing on August 1, 2013 and ending on August 31, 2013 will be in September 2013. The payment date for each of the daily distributions of the period commencing on September 1, 2013 and ending on September 30, 2013 will be in October 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2013	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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